Exhibit 5.1

[Letterhead of Davis Polk & Wardwell]

February 26, 2004

Re:
Registration Statement on Form S-3

Silicon Graphics, Inc.
1500 Crittenden Lane
Mountain View, California 94043

Ladies and Gentlemen:

        We have acted as counsel for Silicon Graphics, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration and sale from time to time of 18,181,818 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"). The Common Stock is to be offered and sold by the selling securityholders named in the Registration Statement (the "Selling Securityholders"). In this regard we have participated in the preparation of the registration statement relating to the Common Stock. Such registration statement, as it may be amended from time to time, is herein referred to as the "Registration Statement".

        We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized, validly issued, fully paid and non-assessable.

        We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the States of New York and California, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Sincerely,

                      /s/ Davis Polk & Wardwell